MANCHESTER INC.
             675 West Hastings Street, Suite 200
                    Vancouver BC, Canada
                           V6B 1N2

October 1, 2003

Mr. Terry Loney
326 Penman Avenue
Garson, Ontario
P3L 1S5

Dear Mr. Loney:

Re:  Mac South Property - Option Agreement dated October 4,
     2002

Dear Sirs,

Further to our recent discussions, we hereby confirm our agreement to amend the terms of our Option Agreement dated
October  4,  2002  concerning the Mac  South  property  (the
"Property") as follows:

1. You hereby confirm that we have previously spent $5,000 on exploration of the Property and have forwarded an additional $3,500 to complete the current geochemical sampling program on the Property;

2.   Upon execution of this amending agreement, we will  pay
     you  an  additional  $2,000  in  cash  and  commit   to
     completing the current geochemical sampling program on the Property by October 31, 2003;

3. We hereby mutually agree that paragraph 2.1(B) be and is hereby deleted in their entirety and replaced with the following:

     "by   April  30,  2004,  the  incurrence  of   Property
     Expenditures in the amount of $23,800 US".

4. All funds referred to above are in United States currency.

Yours truly,

MANCHESTER INC.

Per: / s/ Dana Upton

DANA UPTON
Director

The above is hereby confirmed and agreed as of the date first above written.

/s/ Terry Loney

Terry Loney